Exhibit 99.1

News Release

MasterCard Incorporated Reports

First-Quarter 2011 Financial Results

•	First-quarter net income of $562 million, or $4.29 per diluted share

•	First-quarter net revenue increase of 14.8%, to $1.5 billion

•	First-quarter gross dollar volume up 12.8% and purchase volume up 12.9%

•	First-quarter operating income increase of 19.4%

Purchase, NY, May 3, 2011 - MasterCard Incorporated (NYSE: MA) today announced financial results for the first quarter 2011. The company reported net income of $562 million, up 23.6%, and earnings per diluted share of $4.29, up 24.0%, in each case versus the year-ago period.

Net revenue for the first quarter of 2011 was $1.5 billion, a 14.8% increase versus the same period in 2010. Foreign currency fluctuations had essentially no impact on net revenue growth which was driven by the impact of the following:

•	A 12.8% increase in gross dollar volume on a local currency basis, to $728 billion;

•	An increase in cross-border volumes of 18.5%; and

•	Pricing changes of approximately 5 percentage points.

These factors were partially offset by an increase in rebates and incentives primarily due to new and renewed agreements and increased volumes.

Worldwide purchase volume during the quarter was up 12.9% on a local currency basis versus the first quarter of 2010, to $545 billion. The number of processed transactions increased 11.1% compared to the same period in 2010, to 6.0 billion. As of March 31, 2011, the company’s customers had issued 1.7 billion MasterCard and Maestro-branded cards.

“We had a strong start to 2011 despite the hardships experienced by many consumers and businesses due to natural disasters and political turmoil in several markets. Our solid volume and processed transaction growth helped to drive a double-digit revenue increase. This growth is reflective of the strong fundamentals and globality of our business,” said Ajay Banga, MasterCard president and chief executive officer.

“We continue to launch new products, enter new geographies and open new acceptance channels. We launched Travelex Cash Passport in Brazil and South Africa and recently completed our acquisition of the Card Program Management assets of Travelex, allowing us to further build our global prepaid presence. During the quarter, we also signed a long-term debit renewal with Poste Italiane, one of our largest debit issuers in Europe.”

-more-

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Total operating expenses increased 9.4%, to $665 million, during the first quarter of 2011 compared to the same period in 2010. Foreign currency fluctuations had a minimal impact on overall operating expenses. The increase in total operating expenses was driven by:

•	A 7.9% increase in general and administrative expenses, primarily due to increased investments in support of strategic growth initiatives and the inclusion of DataCash’s expenses.

•	A 12.1% increase in advertising and marketing, to $129 million, primarily due to customer-specific initiatives and sponsorships.

In the first quarter of 2011, operating income increased 19.4% over the year-ago period and the company delivered an operating margin of 55.7%.

MasterCard reported no other income or expense in the first quarter of 2011 versus other expense of $5 million in the first quarter of 2010. The change was driven by a decrease in interest expense due to lower interest accretion related to a litigation settlement.

MasterCard’s effective tax rate was 32.8% in the first quarter of 2011, versus a rate of 34.6% in the comparable period in 2010. The decrease was primarily due to a more favorable geographic mix of earnings.

Through quarter end, the company had repurchased approximately 2.6 million shares of class A common stock at a cost of $654 million under the $1 billion share repurchase program authorized on September 14, 2010. On April 12, 2011, MasterCard’s board of directors amended its share repurchase program authorizing the company to repurchase an incremental $1 billion of class A common stock, bringing the authorization to an aggregate of $2 billion. As of April 28, 2011, the company had completed the repurchase of approximately 3.9 million shares of class A common stock at a cost of $1 billion.

First-Quarter Financial Results Conference Call Details

At 9:00 a.m. ET today, the company will host a conference call to discuss its first quarter financial results.

The dial-in information for this call is 866-362-4832 (within the U.S.) and 617-597-5364 (outside the U.S.) and the passcode is 63290866. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 79828010.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

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About MasterCard Incorporated

As a leading global payments company, MasterCard Incorporated prides itself on being at the heart of commerce, helping to make life easier and more efficient for everyone, everywhere. MasterCard serves as a franchisor, processor and advisor to the payments industry, and makes commerce happen by providing a critical economic link among financial institutions, governments, businesses, merchants, and cardholders worldwide. In 2010, $2.7 trillion in gross dollar volume was generated on its products by consumers around the world. Powered by the MasterCard Worldwide Network – the fastest payment processing network in the world – MasterCard processes over 23 billion transactions each year and has the capacity to handle 160 million transactions per hour, with an average network response time of 130 milliseconds and with 99.99 percent reliability. MasterCard advances global commerce through its family of brands, including MasterCard®, Maestro®, and Cirrus®; its suite of core products such as credit, debit, and prepaid; and its innovative platforms and functionalities, such as MasterCard PayPass™ and MasterCard inControl®. MasterCard serves consumers, governments, and businesses in more than 210 countries and territories. For more information, please visit us at www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation, statements related to building our global presence by launching new products, entering new geographies and opening new acceptance channels.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2010, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2011, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

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Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Jennifer Stalzer, jennifer_stalzer@mastercard.com, 914-249-5325

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
	(in millions, except per share data)
Revenues, net	$1,501	$1,308
Operating Expenses
General and administrative	494	458
Advertising and marketing	129	115
Depreciation and amortization	42	35

Total operating expenses	665	608

Operating income	836	700
Other Income (Expense)
Investment income	12	10
Interest expense	(10)	(15)
Other income (expense), net	(2)	—

Total other income (expense)	—	(5)

Income before income taxes	836	695
Income tax expense	274	240

Net income	562	455
Income attributable to non-controlling interests	—	—

Net Income Attributable to MasterCard	$562	$455

Basic Earnings per Share	$4.31	$3.47

Basic Weighted Average Shares Outstanding	130	130

Diluted Earnings per Share	$4.29	$3.46

Diluted Weighted Average Shares Outstanding	131	131

MasterCard Incorporated – Page 5

MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	March 31, 2011	December 31, 2010
	(in millions, except share data)
ASSETS
Cash and cash equivalents	$2,954	$3,067
Investment securities available-for-sale, at fair value	835	831
Investment securities held-to-maturity	150	300
Accounts receivable	642	650
Settlement due from customers	393	497
Restricted security deposits held for customers	576	493
Prepaid expenses	265	315
Deferred income taxes	174	216
Other current assets	84	85

Total Current Assets	6,073	6,454
Property, plant and equipment, at cost, net of accumulated depreciation	436	439
Deferred income taxes	13	5
Goodwill	710	677
Other intangible assets, net of accumulated amortization	539	530
Auction rate securities available-for-sale, at fair value	93	106
Investment securities held-to-maturity	36	36
Prepaid expenses	365	365
Other assets	237	225

Total Assets	$8,502	$8,837

LIABILITIES AND EQUITY
Accounts payable	$283	$272
Settlement due to customers	405	636
Restricted security deposits held for customers	576	493
Obligations under litigation settlements	152	298
Accrued expenses	1,196	1,315
Other current liabilities	179	129

Total Current Liabilities	2,791	3,143
Deferred income taxes	95	74
Obligations under litigation settlements	4	4
Other liabilities	410	400

Total Liabilities	3,300	3,621
Commitments and Contingencies
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 131,114,663 and 129,436,818 shares issued and 121,755,264 and 122,696,228 outstanding, respectively	—	—
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 6,785,337 and 8,202,380 issued and outstanding, respectively	—	—
Additional paid-in-capital	3,435	3,445
Class A treasury stock, at cost, 9,359,399 and 6,740,590 shares, respectively	(1,902)	(1,250)
Retained earnings	3,457	2,915
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	210	105
Defined benefit pension and other postretirement plans, net of tax	(12)	(12)
Investment securities available-for-sale, net of tax	3	2

Total accumulated other comprehensive income	201	95

Total Stockholders’ Equity	5,191	5,205
Non-controlling interests	11	11

Total Equity	5,202	5,216

Total Liabilities and Equity	$8,502	$8,837

MasterCard Incorporated – Page 6

MASTERCARD INCORPORATED

CONSOLIDATED STATEMENT OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2011	2010
	(in millions)
Operating Activities
Net income	$562	$455
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42	35
Share based payments	15	16
Stock units withheld for taxes	(32)	(122)
Tax benefit for share based compensation	(7)	(91)
Accretion of imputed interest on litigation settlements	4	11
Deferred income taxes	55	49
Other	2	3
Changes in operating assets and liabilities:
Accounts receivable	(2)	19
Settlement due from customers	122	29
Prepaid expenses	60	4
Obligations under litigation settlements	(150)	(150)
Accounts payable	8	(36)
Settlement due to customers	(259)	(21)
Accrued expenses	(132)	(134)
Net change in other assets and liabilities	67	28

Net cash provided by operating activities	355	95

Investing Activities
Purchases of property, plant and equipment	(10)	(3)
Capitalized software	(15)	(17)
Purchases of investment securities available-for-sale	(15)	(33)
Proceeds from sales of investment securities available-for-sale	10	20
Proceeds from maturities of investment securities available-for-sale	15	11
Proceeds from maturities of investment securities held-to-maturity	150	—
Investment in nonmarketable equity investments	—	(1)

Net cash provided by (used in) in investing activities	135	(23)

Financing Activities
Purchases of treasury stock	(654)	—
Dividends paid	(20)	(20)
Tax benefit for share based compensation	7	91
Cash proceeds from exercise of stock options	2	6

Net cash (used in) provided by financing activities	(665)	77

Effect of exchange rate changes on cash and cash equivalents	62	(85)

Net (decrease) increase in cash and cash equivalents	(113)	64
Cash and cash equivalents - beginning of period	3,067	2,055

Cash and cash equivalents - end of period	$2,954	$2,119

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended March 31, 2011
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$178	27.4%	20.1%	$120	21.6%	1,296	$58	17.3%	409	278	303	9.3
Canada	27	12.4%	6.4%	24	7.1%	257	3	1.2%	5	38	47	0.9
Europe	213	15.1%	14.7%	158	12.7%	2,012	55	20.9%	337	203	217	9.2
Latin America	62	26.9%	19.9%	36	25.0%	605	26	13.6%	164	102	125	4.2

Worldwide less United States	480	20.7%	16.8%	337	16.5%	4,170	143	17.5%	915	622	692	23.6
United States	249	5.8%	5.8%	208	7.4%	3,645	41	-1.5%	254	265	296	8.7

Worldwide	728	15.2%	12.8%	545	12.9%	7,815	184	12.7%	1,168	887	988	32.2

MasterCard Credit and Charge Programs
Worldwide less United States	336	16.3%	12.5%	287	14.6%	3,285	49	1.3%	215	452	512
United States	123	4.8%	4.8%	115	4.9%	1,369	8	3.1%	7	143	170

Worldwide	459	13.0%	10.3%	401	11.7%	4,654	57	1.6%	222	594	682

MasterCard Debit Programs
Worldwide less United States	144	32.2%	28.4%	50	28.5%	885	94	28.3%	700	170	180
United States	126	6.9%	6.9%	93	10.7%	2,276	33	-2.6%	247	123	126

Worldwide	270	19.1%	17.4%	143	16.3%	3,161	126	18.6%	946	293	306

	For the 3 Months ended March 31, 2010
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
APMEA	$140	36.7%	22.0%	$92	19.2%	1,112	$47	27.6%	344	252	274
Canada	24	22.1%	1.9%	21	4.5%	240	3	-13.9%	5	39	47
Europe	185	21.1%	12.1%	139	13.2%	1,761	46	9.1%	281	187	200
Latin America	49	30.0%	16.3%	27	20.7%	488	22	11.4%	154	100	122

Worldwide less United States	397	27.4%	15.2%	279	15.1%	3,602	118	15.5%	784	577	643
United States	235	-1.1%	-1.1%	194	1.0%	3,407	41	-9.6%	256	268	301

Worldwide	632	15.1%	8.6%	473	8.9%	7,009	159	7.7%	1,040	845	944

MasterCard Credit and Charge Programs
Worldwide less United States	289	20.7%	8.9%	241	12.1%	2,928	47	-5.1%	222	441	499
United States	118	-8.0%	-8.0%	110	-3.1%	1,332	8	-45.6%	7	150	181

Worldwide	406	10.7%	3.4%	351	6.9%	4,260	55	-14.3%	228	592	679

MasterCard Debit Programs
Worldwide less United States	109	49.4%	36.2%	38	38.0%	674	71	35.3%	562	136	144
United States	118	7.0%	7.0%	84	6.9%	2,074	33	7.3%	249	117	121

Worldwide	226	23.9%	19.3%	122	15.0%	2,749	104	24.8%	811	253	265

APMEA = Asia Pacific / Middle East / Africa

Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period

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Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

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